AMENDMENT NO. 6

TO

SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

AMENDMENT NO. 6 to the SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated October 17, 2013 (“Amendment”), among Protext Mobility, Inc., a Delaware corporation (the “Company”) and Rock Island Capital, LLC, and or assigns, a Florida limited liability company (“Rock Island” or the “Buyer”).

BACKGROUND

Pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement, dated July 29, 2009, and entered into by and among the Company and Rock Island, as amended by that certain Amendment No. 1 to the Series B Convertible Preferred Stock Purchase Agreement, dated September 4, 2009, Amendment No,2, Amendment No. 3, Amendment No. 4, and Amendment No. 5 in addition to any and all other addenda thereto (collectively the “Agreement”), the Company has agreed to sell to Rock Island or its designees, and Rock Island has agreed to purchase from the Company, an aggregate of 550,055 shares of the Company’s Series B Preferred Stock for an aggregate price of $5,000,000.  The parties now desire to enter into this Amendment to modify the terms of the Agreement as more specifically set forth herein.

All capitalized terms used but not defined herein shall have the meanings assigned them in the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree to amend the Agreement as follows:

1.

PURCHASE PRICE

 The Purchase Price is reduced to $4,825,000, for which The Buyer will receive the 550,055 shares of Series B Preferred Stock.  The Company  acknowledges that it has received payment $4,825,000 for the 550,055 Series B shares and that the Buyer has completed all of its obligations under the contract.  As consideration, Rock Island is giving up the protective provisions in Section 7 Protective Provisions of the Certificate of Designation,  The Buyer will have the following protective provision ; The Company shall allow the Buyer to designate for election to the Company’s Board of Directors such number of directors as will constitute a majority of the members of the Company’s Board of Directors, and   to increase or decrease the authorized size of the Board or any committee thereof or create any new committee of the Board. The Buyer shall also have the right to remove such designees and to fill any vacancy caused by the resignation, death or removal of such designees.

2.

Increase in Authorized Common Stock.  At any time following the date of this Amendment, if it is determined that the Company’s authorized capital stock is insufficient to satisfy the obligations under the Agreement (as amended), including the purchase of the Units, as soon as practicable following the date of such determination, the Company shall use its best efforts to file an amendment to its articles of incorporation to increase the total authorized shares of common stock of the Company such that the Company is able to satisfy all obligations under the Agreement (as amended).

3.

Certificate of Designations.   As soon as practicable following the date of this Amendment, the Company will amend its Certificate of Designations of Series B Preferred Stock (the “Certificate”) and file such amendment with the Secretary of State of the State of Delaware, to conform the Certificate with the provisions of this Amendment in such form that is satisfactory to the Buyer.

4.

No Other Changes.  All other terms and conditions of the Agreement shall remain in full force and effect as provided in the Agreement.

5.

Execution in Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.

Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of laws thereof.

7.

Headings.  The headings contained in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date set forth above.

ECHO METRIX, INC.

By:

            Name: Steve Berman

Title: Chief Executive Officer

By:_____________________

Frank Chester, Director

ROCK ISLAND CAPITAL, LLC

By:

            Name:

Title